EXHIBIT (18)
                              PORTICO FUNDS, INC.
                                (THE "COMPANY")

                              AMENDED AND RESTATED
                  PLAN PURSUANT TO RULE 18F-3 FOR OPERATION OF
                               A MULTI-SERIES SYSTEM
                               ---------------------

                                I.  INTRODUCTION
                                ----------------

          On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") which permits the creation and operation of a multi-class distribution structure (or in the case of the Company, a multi-series distribution structure) without the need to obtain an exemptive order under
Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Currently, the Company operates a multi-series distribution structure pursuant to an exemptive order granted by the Commission on December 6, 1994. On March 17, 1995, the Board of Directors of the Company authorized the Company to operate its current multi-series distribution structure in compliance with Rule 18f-3. This Plan pursuant to Rule 18f-3 for operation of a multi-series system became effective on April 3, 1995, was amended and restated on June 16, 1995 and September 15, 1995 and is hereby amended and restated on June 13, 1997.


                            II. ATTRIBUTES OF SERIES
                            ------------------------
A. Generally
------------
          The Company shall initially offer two series-- Institutional and Series A ("Retail") shares. In general, shares of each series shall be identical except for different expense variables (which will result in different returns for each series), certain related rights and certain shareholder services. More particularly, the Institutional and Retail shares of an investment portfolio (a "Fund") of the Company shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a series pursuant to a Service Plan and Distribution and Service Plan (collectively, the "Plans"), and (ii) any other incremental expenses subsequently identified that should be properly allocated to one series so long as any subsequent changes in expense allocations are reviewed and approved by a vote of the Board of Directors, including a majority of the independent directors; (b) the fact that the series shall vote separately with respect to a Fund's Plans and any matter submitted to shareholders relating to series expenses; (c) the different exchange privileges of the series of shares; (d) the designation of each series of shares of a Fund; (e) the sales load applicable to Retail shares and (f) the different shareholder services relating to a series of shares.


B. Distribution Arrangements, Expenses and Sales Charges
--------------------------------------------------------

          RETAIL SHARES- NON-MONEY MARKET FUNDS

          Retail shares of the Growth and Income Fund, Short-Term Bond Market Fund, Special Growth Fund, Bond IMMDEXTM Fund, Equity Index Fund, Balanced Fund, MidCore Growth Fund, Intermediate Bond Market Fund, Tax-Exempt Intermediate Bond Fund, International Equity Fund, MicroCap Fund, Balanced Income Fund and Emerging Growth Fund (the "Non-Money Market Funds") shall be offered to the general public and shall be subject to a shareholder servicing and/or distribution fee payable pursuant to the Plans which shall not initially exceed 0.25% (on an annual basis) of the average daily net assets attributable to Retail shares of the Non-Money Market Funds. Retail shares of the Growth and Income Fund, Special Growth Fund, Equity Index Fund, Balanced Fund, MidCore Growth Fund, International Equity Fund, Balanced Income Fund, MicroCap Fund and Emerging Growth Fund shall be further subject to a sales charge which shall not initially exceed 4.0% of the offering price of the Retail shares of those Funds. Retail shares of the Short-Term Bond Market Fund, Bond IMMDEXTM Fund, Intermediate Bond Market Fund and Tax-Exempt Intermediate Bond Fund shall be further subject to a sales charge which shall not initially exceed 2.0% of the offering price of the Retail shares of those Funds.

          Shareholder services under the Plans may include: (i) processing dividend and distribution payments; (ii) providing information periodically to customers showing their positions in Retail shares; (iii) arranging for bank wires; (iv) responding to customer inquiries relating to the services performed by shareholder service organizations; (v) providing subaccounting with respect to Retail shares beneficially owned by customers or the information necessary for subaccounting; (vi) forwarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; (vii) processing exchange and redemption requests from customers and placing net exchange and redemption orders with the Company's service contractors; (viii) assisting customers in changing dividend options, account designations and addresses; and (ix) developing, monitoring and providing ongoing consulting services regarding expedited purchase, redemption and exchange programs (the "Program") relating to the purchase of Retail Shares by customers who also own shares of other unaffiliated investment companies; (x) reviewing the description of the Program in the materials prepared by the Company and such other investment companies for distribution to customers; (xi) responding to telephone inquiries from customers regarding the Programs and their investments in Retail Shares; (xii) acting as a liaison between customers and the company, including assistance in correcting errors and resolving problems; (xiii) providing such statistical and other information as the Company may reasonably request or may be necessary for us to comply with applicable federal and state laws. In addition, distribution services may be provided under the Distribution and Service Plan such as assistance by broker/dealers in forwarding sales literature and advertising to customers.


           RETAIL SHARES - MONEY MARKET FUNDS

          Retail shares of the Money Market Fund, Tax-Exempt Money Market Fund, U.S. Government Money Market Fund, Institutional Money Market Fund and U.S. Treasury Money Market Fund (the "Money Market Funds") shall be offered to institutional investors and the general public and, except for the Institutional Money Market Fund, shall be subject to a shareholder servicing and/or distribution fee payable pursuant to the Plans which shall not initially exceed 0.25% (on an annual basis) of the average daily net assets attributable to Retail shares of the Money Market Funds. Retail shares of the Money Market Funds shall not be subject to a sales charge.


          INSTITUTIONAL SHARES - NON-MONEY MARKET FUNDS

          Institutional shares of the Non-Money Market Funds shall be offered to
(i) all trust, agency or custodial accounts opened through trust companies or trust departments affiliated with Firstar Corporation, (ii) all employer-sponsored qualified retirement plans and (iii) all clients of Firstar Investment Research & Management Company. Institutional shares shall be offered without a sales charge and shall not be subject to a shareholder servicing and/or distribution fee payable pursuant to the Plans.


C. Exchange Privileges
----------------------

          RETAIL SHARES (EXCEPT THE INSTITUTIONAL MONEY MARKET FUND)

          Retail shareholders shall be generally permitted to exchange their shares in a Fund for Retail shares of other Funds of the Company without charge or commission by the Fund (except a wire redemption fee which may be waived). A sales charge shall be imposed on the exchange, in accordance with the regulations of the Securities and Exchange Commission, if the shares of the Fund being acquired have a sales charge and the shares being redeemed were purchased without a sales charge.

          INSTITUTIONAL SHARES

          The Company shall not initially offer Institutional shares an exchange privilege.


D. Shareholder Services
-----------------------

          1. Periodic Investment Plan
          ---------------------------
          RETAIL SHARES

          Retail shares of the Funds shall initially offer a periodic investment plan whereby a shareholder may automatically make purchases of shares of a Fund on a regular, periodic basis.

          INSTITUTIONAL SHARES

          The Company shall not initially offer Institutional shares a periodic investment plan.

          2. Convertifund/TM Transactions
          -------------------------------
          RETAIL SHARES

          Retail shares shall initially permit shareholders to effect ConvertifundTM transactions whereby a Retail shareholder may invest proceeds, including dividend distributions, capital gain distributions and systematic withdrawals, from one account to another account of the Retail shares of the Company. ConvertifundTM transactions may be used to invest funds from a regular account to another regular account, from a qualified plan to another qualified plan account or from a qualified plan account to a regular account.

          INSTITUTIONAL SHARES

          The Company shall not initially offer Institutional shares the ConvertifundTM transaction service.

          3. Systematic Withdrawal Plan
          -----------------------------
          RETAIL SHARES

          Retail shares shall initially offer a systematic withdrawal plan which allows a shareholder to designate a fixed sum to be distributed to the shareholder or as otherwise directed at regular intervals.

          INSTITUTIONAL SHARES

          The Company shall not initially offer Institutional shares a systematic withdrawal plan.


E. Methodology for Allocating Expenses Between Series
-----------------------------------------------------
          In allocating expenses a determination shall be made as to which expenses are series level and which expenses are Fund level.

          Prior to determining the day's net asset value or dividends/distributions, the following expense items must be calculated as indicated:

          1.   ADVISER'S FEE

          The current day's accrual shall be calculated using the beginning of the day's total net assets of the Fund, and shall be allocated to each series based upon the relative "adjusted net assets" of each series or the relative "value of adjusted dividend shares" of each series as appropriate.

          2. DISTRIBUTION AND SERVICE AND SHAREHOLDER SERVICE FEES ("SERVICE FEES")

          The current day's accrual shall be calculated using the beginning of the day's net assets attributable to Retail shares, based on the rates as stated in the Plans. Service fees shall not be charged to the Institutional shares.

          3.   OTHER SERIES SPECIFIC EXPENSES

          Daily accruals shall be made for each series based on budgeted expenses attributable to each such series.

          4.   OTHER EXPENSES

          Daily accruals shall be determined from expense budgets and will be allocated to each series based upon the relative "adjusted net assets" of each series or the relative "value of adjusted dividend shares" of each series, as appropriate.